UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/18/2007

Valero GP Holdings, LLC
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32940

Delaware	85-0470977
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Valero Way
San Antonio, Texas 78249
(Address of principal executive offices, including zip code)

(210)345-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on Valero GP Holdings, LLC's (the "Company") Form 8-K filed December 22, 2006, James F. Clingman, Jr. became a director of the Company on December 22, 2006. Accordingly, Mr. Clingman is eligible to receive equity compensation grants and non-employee director fees generally payable to the Company's non-employee directors in accordance with the Company's compensation structure for non-employee directors (the "NED Compensation Structure"). The NED Compensation Structure is described in the Company's Current Report on Form 8-K dated August 8, 2006 and filed August 14, 2006, which is hereby incorporated by reference.

Effective January 18, 2007, Mr. Clingman was granted 417 Valero GP Holdings, LLC restricted units, which is the number of units valued at $10,000 for the closing price of the Company's Units on the date of grant, the pro-rata share of the value of the NED Compensation Structure annual grant of units for the period of his service from December 22, 2006 through July 2007.

Note. The form of agreement filed as an exhibit to the above-referenced Form 8-K, together with the Company's Long-Term Incentive Plan and the disclosures incorporated herein and stated above- contains the material terms and conditions for participation in the compensation arrangements described in this Item. In reliance on Instruction 1 to Item 601(b)(10) of Regulation S-K, the Company is not filing Mr. Clingman's personal arrangement.

Item 9.01.    Financial Statements and Exhibits

10.01 Valero GP Holdings, LLC Long-Term Incentive Plan,incorporated by reference to Exhibit 10.01 to Valero GP Holdings, LLC's current report on Form 8-K filed July 25, 2006.

10.02 Form of Non-employee Director Restricted Unit Agreement under Valero GP Holdings, LLC Long-Term Incentive Plan, incorporated by reference to Exhibit 10.02 to Valero GP Holdings, LLC's current report on Form 8-K filed August 25, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valero GP Holdings, LLC

Date: January 22, 2007	By:	/s/ Amy L. Perry
Amy L. Perry
Assistant Secretary